UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2013
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 13e-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on April 1, 2013, GMX Resources Inc. (the “Company”) filed a voluntary petition (In re: GMX Resources Inc., Debtor, Case No.13-11456) for reorganization under chapter 11 of title 11 of the U.S. Code in the Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”). Two of the Company’s subsidiaries, Diamond Blue Drilling Co. and Endeavor Pipeline Inc. also filed related petitions with the Bankruptcy Court (Case Nos. 13-11457 and 13-11458, respectively). The Company’s petition and its subsidaries’ petitions are referred to herein collectively as the “Bankruptcy Case.”

On April 3, 2013, the Bankruptcy Court approved an Interim Order (the “Interim Order”) authorizing the Company to enter into a Superpriority Debtor in Possession Credit and Guaranty Agreement, dated as of April 4, 2013 (the “DIP Credit Agreement”), among the Company, as Borrower, Diamond Blue Drilling Co. and Endeavor Pipeline Inc., as Guarantors, the lenders party thereto, as lenders, and Cantor Fitzgerald Securities, as DIP Agent. Pursuant to the terms of the DIP Credit Agreement, the Lenders agreed, if approved by the Bankruptcy Court, to lend up to $50,000,000 in term loans (the “Funding Amount”). The Interim Order authorizes the Company on an interim basis to borrow loans up to the principal amount of $20.0 million, including, if required, to have letters of credit issued in the aggregate face amount not to exceed $1.0 million. All of such borrowings are required to be used by the debtors as expressly permitted under the DIP Credit Agreement and related documents.

The proceeds of the Funding Amount, subject to the Initial Budget and the Approved 13-Week Budget (each as described in the DIP Credit Agreement), will be used to pay the fees, costs and expenses incurred by the Company in the administration of the Bankruptcy Case, to provide for working capital, professional expenses and other general corporate purposes, subject to approval by the lenders.

Under the DIP Credit Agreement, borrowings accrue interest at a rate per annum equal to either (a) the Eurodollar Rate (as defined in the DIP Credit Agreement) plus 10% per annum, in the case of Eurodollar Rate Advances (as defined in the DIP Credit Agreement), or the Base Rate plus 10% per annum, in the case of Base Rate Advances (as defined in the DIP Credit Agreement). The Base Rate is defined in the DIP Credit Agreement as the higher of (a) the rate of interest announced by the Synthetic L/C Issuing Bank (as defined in the DIP Credit Agreement) as the prime rate, (b) 0.5% per annum above the Federal Funds Rate and (c) the Eurodollar Rate for a one-month term. Under the DIP Credit Agreement, the Company has agreed to a floor on the Eurodollar Rate and the Base Rate of 2.0% per annum. Upon an event of default under the DIP Credit Agreement and for so long as such default continues, 2.0% per annum will be added to the applicable interest rate.

The DIP Credit Agreement limits, among other things, the Company’s ability to (i) incur or create liens, (ii) incur indebtedness, (iii) change the nature of its business, (iv) enter into mergers, (v) sell its assets, (vi) make certain investments, (vii) make certain restricted payments, (viii) transact business with affiliates, (ix) amend its constitutive documents, (x) make certain changes to accounting policies, (xi) make certain prepayments on prepetition indebtedness or payables, (xii) amend certain material agreements, (xiii) enter into new joint ventures, (xiv) engage in certain speculative transactions, (xv) permit its subsidiaries to make certain payments in respect of their equity interests and (xvi) enter into sale and leaseback transactions. In addition to standard obligations, the DIP Credit Agreement provides for (i) periodic delivery by the Company of various budgets that require the approval of a requisite number of Lenders as set forth in the DIP Credit Agreement and (ii) delivery of variance reports, and weekly and monthly updates to such budgets.

The DIP Credit Agreement contains certain events of default, the occurrence of which will permit the Agent and the Lenders to exercise certain remedies, including without limitation acceleration of the loans, termination of the commitments to extend credit thereunder and realization upon the collateral.

The Company’s obligations under the DIP Credit Agreement and the other related loan documents are guaranteed by Diamond Blue Drilling Co. and Endeavor Pipeline Inc., each a subsidiary of the Company. As security for the performance of the obligations of the Company under the DIP Credit Agreement and the related loan documents, the Agent, for the benefit of itself and the other Lenders, has been granted security interest in and lien on substantially all of the Company’s assets, having the priority and subject to the terms and conditions set forth in the DIP Credit Agreement and the Bankruptcy Court’s orders.

The outstanding principal amount of loans under the DIP Credit Agreement, plus all accrued and unpaid interest thereon, will be due and payable on the earliest of: (i) 180 days after April 1, 2013, (ii) 30 days after April 3, 2013, if the Final Order (as defined in the DIP Credit Agreement) has not been entered prior to the expiration of such 30-day period, (iii) the date of the substantial consummation of a confirmed plan of reorganization or liquidation in the Bankruptcy Case, (iv) the acceleration of the loans and termination of the commitments under the DIP Credit Agreement, in accordance with the terms thereof, (v) the date the Bankruptcy Court dismisses the Bankruptcy Case or orders the Bankruptcy Case to be converted into a chapter 7 liquidation, (vi) the closing of any sale of all or substantially all of the Company’s assets or (vii) the date the Bankruptcy Court appoints a trustee or examiner with expanded powers or a receiver.

The Interim Order grants the DIP Agent, for the benefit of the DIP Secured Parties, a DIP Superpriority Claim, which is payable from and has recourse to, among other things, the Collateral (as defined in the DIP Credit Agreement), and shall not be subject to discharge under section 1141 of the Bankruptcy Code. The Interim Order further grants the DIP Agent a lien and security interest in all of the Collateral to secure the DIP Obligations for the benefit of the DIP Agent and the lenders, subject to certain carve outs.

Certain lenders under the DIP Credit Agreement are also 5% beneficial owners of the Company’s common stock and owners of the Company’s Senior Secured Notes due 2017, including affiliates of or funds managed by Chatham Asset Management, LLC and GSO Capital Partners LP.

The description of the DIP Credit Agreement in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the DIP Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein, and any order entered by the Bankruptcy Court.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 4, 2013, the Company entered into the DIP Credit Agreement. The description of the terms of the DIP Credit Agreement set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit
Number        Description

10.1
Superpriority Debtor in Possession Credit and Guaranty Agreement, dated as of April 4, 2013, among GMX Resources Inc., as Borrower, Diamond Blue Drilling Co. and Endeavor Pipeline Inc., as Guarantors, the lenders party thereto, as lenders and Cantor Fitzgerald Securities, as DIP Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.
Date: April 9, 2013	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number        Description

10.1
Superpriority Debtor in Possession Credit and Guaranty Agreement, dated as of April 4, 2013, among GMX Resources Inc., as Borrower, Diamond Blue Drilling Co. and Endeavor Pipeline Inc., as Guarantors, the lenders party thereto, as lenders and Cantor Fitzgerald Securities, as DIP Agent.